EXHIBIT 99.1

The expenses to be incurred by the Company relating to the registration and offering of $1,500,000,000 aggregate principal amount of 5.000% Senior Notes due 2025 pursuant to a Registration Statement on Form S-3 (File No. 333-203394) and a related prospectus supplement filed with the Securities and Exchange Commission on April 14, 2015 and April 15, 2015, respectively, are estimated to be as follows:

Nature of Expense	Amount
SEC Registration Fee	$174,300
Accounting Fees and Expenses	100,000
Legal Fees and Expenses	1,000,000
Printing Expenses	100,000
Trustee and Escrow Agent’s Fees and Expenses	15,000
Tender Expenses	65,000
Rating Agency Fees	1,445,000
Dealer Manager Fees	968,750
Miscellaneous	50,000

TOTAL	$3,918,050